Exhibit 8.1

Skadden, Arps, Slate, Meagher & Flom llp

155 North Wacker Drive Chicago, Illinois 60606-1720	FIRM/AFFILIATE OFFICES
________ TEL: (312) 407-0700 FAX: (312) 407-0411 www.skadden.com

-----------

BOSTON

HOUSTON

LOS ANGELES

NEW YORK

PALO ALTO

WASHINGTON, D.C.

WILMINGTON

-----------

BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MOSCOW

MUNICH

PARIS

SÃO PAULO

SEOUL

SHANGHAI

SINGAPORE

TOKYO

August 11, 2021

Granite Point Mortgage Trust Inc.
3 Bryant Park, 24th Floor

New York, NY 10036

Re:	Certain U.S. Federal Income Tax Matters

Ladies and Gentlemen:

You have requested our opinion concerning certain U.S. federal income tax considerations relating to Granite Point Mortgage Trust Inc., a Maryland corporation, (“GPMT”), in connection with the filing by GPMT of a shelf registration statement on Form S-3, filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”). We have acted as tax counsel to GPMT in connection with the filing of the Registration Statement.

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of officers of GPMT (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of GPMT and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). For purposes of our opinion, although we are not aware of any facts inconsistent with the statements, representations, and covenants in the Officers’ Certificate, we have not independently verified the facts, statements, representations and covenants set forth in the Officers’ Certificate, the Registration Statement, or in any other document. In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have, consequently, assumed and relied on GPMT’s representations that the statements, representations, and covenants presented in the Officers’ Certificate, the Registration Statement, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to such statements, representations and covenants. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, materiality, or otherwise. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein. Additionally, we have, with your permission, assumed the correctness of certain prior opinions previously issued by Dechert LLP that certain notes issued by the Company will be treated as indebtedness for U.S. federal income tax purposes. Moreover, we have assumed, consistent the conclusions of prior opinions of counsel received by GPMT, that GPMT was organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and that its actual method of operation enabled it to meet the requirements for qualification and taxation as a REIT under the Code, for its taxable year ended on December 31, 2017, and its taxable year ended on December 31, 2018.

Granite Point Mortgage Trust Inc.

August 11, 2021

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) GPMT and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdictions in which they were formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder (“Regulations”), and administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change or differing interpretations at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. There can be no assurance, moreover, that our opinion will be accepted by the IRS, or, if challenged, by a court.

Granite Point Mortgage Trust Inc.

August 11, 2021

Based on and subject to the foregoing, we are of the opinion that, commencing with GPMT’s taxable year that ended on December 31, 2019, GPMT has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its actual method of operation through the date of this opinion has enabled, and its proposed method of operation will continue to enable, it to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2021, and subsequent years. As noted in the Registration Statement, GPMT’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of GPMT’s operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

We express no opinion on any issue relating to GPMT or any investment therein or any other matter, other than as expressly stated herein. This opinion is furnished to you in connection with the filing of the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the headings “U.S. Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP